SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Amended Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          SYSTEMS ASSURANCE CORPORATION
 ..............................................................................
                (Name of Registrant as Specified In Its Charter)


 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

       .........................................................................

    2) Aggregate number of securities to which transaction applies:

       .........................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       .........................................................................

    4) Proposed maximum aggregate value of transaction:

       .........................................................................

    5) Total fee paid:

       .........................................................................

[  ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
       ...........................................................

    2) Form, Schedule or Registration Statement No.:
       ...........................................................

    3) Filing Party:
       ...........................................................

    4) Date Filed:
       ...........................................................

                          SYSTEMS ASSURANCE CORPORATION
                          10 Exchange Place, Suite 309
                           Salt Lake City, Utah 84111
                                 (801) 364-3500

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of Systems Assurance Corporation will be held at #10 Exchange Place, Suite 309, Salt Lake City, Utah, on January 24, 1997 at 10:00 A.M. for the following purposes:

1. To consider and vote upon a proposal to restructure the capital stock of Systems Assurance Corporation to effect a one-for seventy (1:70) reverse stock split of Systems Assurance Corporation Common Stock;

2. To transact such other business as may properly come before the meeting or and adjournment thereof.

Only holders of Common Stock of record at the close of business on DECEMBER 31, 1996 are entitled to notice of and to vote at said meeting and any adjournments thereof.

THE COMPANY REQUESTS THAT EACH OF YOU SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS QUICKLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND. YOUR PROXY CAN BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE SPECIAL MEETING OR BY YOUR ATTENDANCE AND VOTE AT THE SPECIAL MEETING.

THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE SPECIAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REVERSE STOCK SPLIT PROPOSAL WHICH IS DESCRIBED IN MORE DETAIL IN THE ACCOMPANYING PROXY STATEMENT.

/s/ James C. Wagner
James C. Wagner, Secretary

Date this 31st of December, 1996

                                                               Preliminary Proxy
                                                               December 31, 1996

                          SYSTEMS ASSURANCE CORPORATION
                          10 Exchange Place, Suite 301
                            Salt Lake City, UT 84111
                                 (801) 364-3500

                                 PROXY STATEMENT

                      FOR A SPECIAL MEETING OF SHAREHOLDERS

                                JANUARY 24, 1997

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Systems Assurance Corporation for use at the Special Meeting of the Company's shareholders to be held at #10 Exchange Place, Suite 301, Salt Lake City, Utah on January 24, 1997 at 10:00 A.M. and at any adjournment or adjournments of said meeting (the Meeting). Proxies are revocable at any time before they are voted by delivering written notice of revocation to the Secretary of the Company prior to or at the Meeting, by filing a duly executed proxy bearing a later date or by voting in person at the Meeting. Unless so revoked, the shares represented by proxies will be voted at the Meeting.

The Company intends to mail this Proxy Statement to the Company's shareholders on or about January 13, 1997.

The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, or facsimile by officers and directors of the Company who will receive no extra compensation for their efforts. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners for whom they hold shares. The Company estimates the cost of the solicitation to be approximately $2,000.00.

Only holders of record of the Company's shares of common stock, $.01 par value at the close of business on December 31, 1996 are entitled to receive notice of, and to vote at, the Meeting and any adjournment thereof. On December 31, 1996, there were 27,918,454 shares of Common Stock issued and outstanding. Each share of common stock is entitled to one vote for each matter considered. Holders of at least a majority of the issued and outstanding Common Stock must be present, in person or by proxy, to constitute a quorum.

The shares of common stock represented by each properly executed proxy will be voted at the Meeting in the manner specified in such proxy, or, if not specified, will be voted (a) FOR the proposal to effect a one-for-seventy reverse stock split of the shares of Common Stock and in the discretion of the persons named in the proxy, if granted, on all other matters properly presented at the Meeting.

SYSTEMS ASSURANCE CORPORATION

Systems Assurance Corporation was formed under the name of EZ Data Systems, Inc. in the State of Delaware on July 16, 1982. The Company was formed to undertake general business activities. Systems Assurance Corporation has had no principal business activity during fiscal year 1996, 1995 and 1994. Prior to the fiscal 1992, the Company's principal business activity was winding-down and cessation of the marketing and the installation of its automated insurance processing and administration system. The system, named the Casualty Insurers Business Information System ("CIBIS:), was a comprehensive, integrated computer software system which supports the issuance and administration in insurance policies and generates management and statistical reports. This activity was being performed by Insurance Data Processing, Inc. (IDP) under its assignment and assumption agreement dated October 15, 1988, described below.

Discontinuation of the Service Business for the CIBIS Customers by IDP

On October 15, 1988, the Company entered into an Assignment and Assumption Agreement ("System Assurance Corporation-ID Agreement") with IDP, pursuant to which IDP was appointed the exclusive licensee to market the company's products and services, and under which IDP assumed all responsibilities of the Company to service and support existing CIBIS installations and for the administration, marketing, research and development, sales and serving pertaining to future CIBIS activities. Pursuant to the Systems Assurance Corporation-IDP Agreement, IDP agreed to pay a royalty to the Company at the rate of 7% of all revenue generated by IDP on account of CIBIS net of any sublicensing fees (approximately $4,000 for each sale of a CIBIS system) incurred in connection with the sale of CIBIS systems. On June 10, 1991, IDP agreed to pay Key Bank $15,600 and return the IBM equipment used to service the CIBIS customers in exchange for Key Bank's General release of all the forgiveness of $230,018 indebtedness that the Company had to Key Bank. Accordingly, IDP on December 31, 1991, discontinued all service to CIBIS customers. The Company ceased all business operations at that time and has been searching for other business opportunities.

Upon request, the Company will provide copies of its latest annual report on file from Form 10-K, and quarterly reports on file from Form 10-Q.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operation

The Company has been inactive since 1988. However, the Company, through its Board of Directors and advisors has sought potential business combinations which in the opinion of management would be in the best interest of the Company. The Company has found no suitable business combinations as of this date.

During the fiscal years ended October 31, 1996, 1995, and 1994, the Company had no net revenues.

Financial Condition and Liquidity

Since December 1994, the Company's operations have been funded by the current officers and directors of the Company.

The Company is attempting to work with its creditors to avoid legal action. The Company has current obligations of $50,000 which is owed to Exchange Place Capital Partners, LLC and doesn't anticipate any pending legal action as a result of this debt. Exchange Place Capital Partners, LLC have current proxies to vote a majority interest of the issued and outstanding shares of the Company and are currently assisting the Company with the identification of a potential merger. Exchange Place Capital Partners, LLC is controlled by Adrian Wilson and is also allowing the Company the use of its offices for the Special Meeting of the Shareholders. The Company is the defendant in an action brought in Massachusetts Superior Court, County of Suffolk, by McDevitt Recruitment Advertisement, Inc. The complaint was served in December 1986 and alleges a breach of an oral warranty of fitness for a particular purpose of a computer system sold to the plaintiff in 1982, which allegedly never performed properly. Plaintiff seeks damages of $30,000. The Company believes that it is not liable for any damages; however, in order to save the cost of potential litigation, has offered a settlement in the amount of $1,000 to the attorney for the plaintiff. At this date, the attorney has not been able to locate the plaintiff.

Inflation

Management does not believe the effect of inflation is material to the Company's operation at this time.

Market Price of and Dividends on Systems Assurance Corporation and Related Stockholder Matters

Systems Assurance Corporation is traded under the symbol of "SYSA" on the National Association of Securities Dealers Electronic Bulletin Board. The number of record holders of System Assurance Corporation Common Stock as of December 31, 1996, was approximately 1520. The market price for the Company's stock may not be an indication of its market value as a result of its thinly traded activity.

The Company has not paid any dividends in the past three years and does not anticipate making dividend payments in the near future.

Solicitation, Voting and Revocation of Proxies

Proxies received in proper form by the Board of Directors of the Company will be voted at the Systems Assurance Corporation Special Meeting of shareholders, and any adjournment thereof, as instructed therein by the shareholders executing such proxies, or if no instructions are given, then such proxies will be voted FOR the "Reverse Stock Split" and all other proposals presented at the Systems Assurance Corporation Special Meeting. A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Systems Assurance Corporation Special Meeting by filing with the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, a written revocation or a duly executed proxy bearing a later date, or by voting the shares of Systems Assurance Corporation Common Stock covered thereby at the Systems Assurance Corporation Special Meeting.

The cost of solicitation of proxies from the Company's shareholders will be borne by the Company. Solicitation will be primarily by mail. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or telegram by the directors and officers of the Company. The Company has also retained American Stock Transfer, Inc., at an estimated cost of $2,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

The following is a description of the proposed "Reverse Stock Split".



One-For-Seventy Reverse Stock Split

The Board of Directors of the Company adopted and declared the advisability of a resolution to effect a one-for-seventy reverse stock split of the Systems Assurance Corporation Common Stock (the "Reverse Stock Split"). Pursuant to the Reverse Stock Split, each share of the Company's Common Stock outstanding immediately prior to the date of the Reverse Stock Split shall be combined into one validly issued, fully paid and non-assessable share of Common Stock, $.01 par value of the Company (Systems Assurance Corporation New Common Stock). The Reverse Stock Split will require the affirmative vote of a majority of the outstanding shares of Systems Assurance Corporation Common Stock.

Principal Effects

The Company is currently authorized under its Articles of Incorporation to issue up to 30,000,000 shares of Systems Assurance Corporation Common Stock. At the close of business December 31, 1996, there were 27,918,454 shares of Systems Assurance Corporation Common outstanding. Immediately following the Reverse Stock Split, the Company will have 398,835 shares of System Assurance corporation Common Stock outstanding.

Fractional Shares; Odd Lots

Fractional share holdings will result from Reverse Stock Split for all certificates or accounts which represent a number of shares of Systems Assurance Corporation Common Stock not evenly divisible by three hundred.

The Company will not issue fractional shares resulting from the Reverse Stock Split.

The effect of the Reverse Stock Split on the holders of Systems Assurance Corporation Common Stock on the effective date will be as follows:

(I) The shares of the holder of less than seventy shares of Systems Assurance Corporation Common Stock in one name or account on the effective date will be automatically converted in the Reverse Stock Split into one share of Common Stock. Fractional Shares will not be issued and will be rounded down to the nearest whole share, but will not be reduce below one whole share.

(ii) The shares of a holder of seventy of more shares of Systems Assurance Corporation Common Stock automatically converted into such number of shares of Systems Assurance Corporation New Common Stock that is equal to number of shares of Systems Assurance Corporation Common Stock, $.01 par value. Any fractional share interest resulting from the Reverse Stock Split will be rounded down to the nearest whole.

It is possible that shareholders holding less than 100 shares (otherwise known as 'Odd Lots') of the Common Stock may have difficulty in disposing of their shares in that the commission charged to sell such shares may be more than the current trading price. Many Broker-Dealers choose not to deal in odd lot transactions.

All shares returned to the Company as a result of the re-capitalization will be canceled and returned to the status of Authorized and un-issued shares. The rights of existing shareholders will not be altered and no shareholders will be eliminated as a result of the Reverse Stock Split. The Reverse Stock Split will not affect the equity rights of the shareholder.



Exchange of Certificates

American Stock Transfer, Inc., 40 Wall Street, 46th Floor, New York, New York 10005, (212) 936-5100, has been designated to act as Exchange Agent for the Company for the purpose of exchanging Pre-Reverse Stock Split certificates for Post-Reverse Stock Split certificates. Until surrender, each outstanding certificate which prior to the effective date represented shares of Pre-Reverse Stock Split Systems Assurance Corporation Common Stock will be deemed for all corporate purposes to evidence ownership of the number of shares of Post-Reverse Stock Split Systems Assurance Common Stock into which such shares of Pre-Reverse Stock Split Systems Assurance Corporation Common Stock have been converted. The cost of transferring the certificates will be borne by the Company provided the certificates are exchanged no later than sixty days from the initial date of the Reverse Stock Split. The Company will pay only for transfers that are in the current name of the Company's shareholders, the cost of all other transfers will be borne by the requester.

It is anticipated that a Letter of Transmittal for use in forwarding pre-Reverse Stock Split Systems Assurance Corporation Common Stock certificates for surrender and exchange will be mailed by the Exchange Agent to all shareholders promptly after the approval and that Post-Reverse Stock Split Systems Assurance Corporation Common Stock certificates will be available for exchange at any time thereafter upon surrender of pre-Reverse Stock Split Systems Assurance Corporation Common Stock certificates. Such Letters of Transmittal will set forth the number of whole shares of pre-Reverse Stock Split Common Stock which the shareholder shall have the right to receive. A shareholder will not receive the post-Reverse Stock Split Systems Assurance Corporation Common Stock certificate into which such shareholder's shares of pre-Reverse Stock Split Systems Assurance Corporation Common Stock have been converted until such shareholder surrenders the certificate or certificates representing such shares of pre-Reverse Stock Split Systems Assurance Corporation Common Stock to the Exchange Agent (See "REVERSE STOCK SPLIT-Fractional Shares; Odd Lots").

Federal Income Tax Consequences

The following information is a brief overview of the potential tax consequences and is based upon existing law which is subject to change by legislation, administrative action and judicial discussion and is necessarily general. Each shareholder situation may be different, therefore, each shareholder is encouraged to consult their own Financial Consultant. Therefore, shareholders are advised to consult with their tax advisors for more detailed information regarding their individual tax circumstances. Although the Company has not requested a ruling from the Internal Revenue Service as to the federal income tax consequences of the Reverse Stock Split, the Company expects that the federal income tax consequences of the Reverse Stock Split will be as follows:

(I) The Reverse Stock Split will be tax-free re-capitalization to the Company and its shareholders.

(ii) The aggregate tax basis of the Systems Assurance Corporation New Common Stock received by a shareholder pursuant to the Reverse Stock Split will be the same as the aggregate tax basis of Systems Assurance Corporation Common Stock held by such shareholder immediately prior to the Reverse Stock Split.

(iii)The holding period of Systems Assurance Corporation New Common Stock received pursuant to the Reverse Stock Split will include the holding period of Systems Assurance Corporation Common Stock converted into such Systems Assurance Corporation New Common Stock for each person who held Systems Assurance Corporation Common Stock as capital asset immediately prior to the Reverse Stock Split.

(iv) Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse Stock Split.

Reasons for the Reverse Stock Split

In connection with the decision of the Board of Directors to adopt and declare the advisability of a resolution effecting the Reverse Stock Split, the Board took into account the trading characteristics of low priced stock, the reluctance of many brokerage firms to recommend low priced stock to their clients, if a merger is completed. By reducing the outstanding shares of common stock, the Company will also be permitted to use the authorized and unissued shares of common stock for potential mergers or acquisitions. This may cause a diluted effect to current shareholders. The Board of Directors has the right to issue the common shares of the Company without current shareholder approval.

Management of the Company believes by reducing the number of issued and outstanding shares that the Company will be a much more attractive merger candidate for a privately held organization. There can be no assurance that the market price of the Systems Assurance Corporation New Common Stock immediately after the Reverse Stock Split will be maintained for any period.

Decrease in Authorized Systems Assurance Corporation Common Stock

As a result of the "Reverse Stock Split" the Company will have 398,835 shares issued and outstanding. The Board of Directors of the Company will have the authority to issue remaining additional shares of Systems Assurance Corporation Common Stock resulting from this amendment, without further shareholder approval.

The current authorization of a reduction in shares of Systems Assurance Corporation Common Stock is considered by the Board of Directors advisable to ensure prompt availability of such shares for issuance. The Company has no agreements, arrangements or understandings with respect to the issuance of such additional shares.

The vote of a majority of the issued and outstanding shares of Common Stock represented in person or by proxy at the Special Meeting of the Shareholders is required to approve the proposed Reverse Stock Split. Exchange Place Capital Partners, LLC is holding proxies from Management and certain principal shareholders in excess of 50% of the issued and outstanding shares of stock in the Company and is entitled to vote at this meeting. Exchange Place Capital Partners, LLC have notified the Company of their intention to vote in favor of the Reverse Stock Split at the Special Meeting of the Shareholders. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE REVERSE STOCK SPLIT PROPOSAL.

Directors and Executive Officers of the Registrant

Set forth below is certain information about the Directors and executive officers of the company:

      Name                     Age            Office and Positions

 William E. Chipman, Sr.        51           President and Chairman

 James C. Wagner                46           Secretary and Director

 Thomas R. Petree               49           Treasurer and Director

Mr. William E. Chipman, Sr. is a private investor. Currently, Mr. Chipman is a member of the Boards of Directors of Digital Radio Communications Corporation, a wireless transmission technology corporation. Mr. Chipman has been a member of the Board of Directors of Systems Assurance Corporation since December 31, 1994. Mr. Chipman filed personal bankruptcy in September, 1993 and emerged therefrom on December 21, 1992.

Mr. James C. Wagner is a partner in the accounting firm of Wagner Sharer Murtaugh & Petree, certified public accountants. Mr. Wagner is a member of the Board of Directors of Digital Radio Communications Corporation, a wireless transmission technology corporation and President of American Affordable Housing, Inc., a real estate consulting company. Mr. Wagner is also a member of the Board of Directors of Merchants Square Network, Inc., a broadcast production facility. Mr. Wagner has been a member of the Board of Directors of Systems Assurance Corporation since December 31, 1994.

Mr. Thomas R. Petree is a partner in the accounting firm of Wagner Sharer Murtaugh & Petree, certified public accountants. Mr. Petree is also a member of the Board of Directors of Merchants Square Network, Inc. Mr. Petree has been a member of the Board of Directors of Systems Assurance Corporation since December 31, 1994.

All Directors hold office until the next annual meeting of stockholders of the company or until their successors have been elected and qualified. Each of the executive officers serves at the pleasure of the Board of Directors. There is currently no family relationship among any director or executive officers of the company.

Directors' Compensation

Directors are not paid a fee for attending meetings of the Board of Directors but are reimbursed for their reasonable expenses for attending Board of Committee meetings. The Company has no other arrangements regarding compensation for service as director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial security ownership of Systems Assurance Corporation Common Stock by the Directors and Executive Officers, individually and as a group. The table also sets forth the only persons who, to the Company's knowledge, are the beneficial owners of more than five (5%) percent of the outstanding voting stock of the Company.

                               Amount of
                               Beneficial                        Percent of
      Name                     Ownership                          Class
                               Before Reverse   After Reverse   Before Reverse
PRINCIPAL SHAREHOLDERS

William E. Chipman, Sr.* (1)      6,199,650         88,566        22.20
83 I Highspire Road
Glenmore, PA 19343

James C. Wagner* (1)              2,479,860         35,427         8.88
2 Greentree Centre
Marlton, NJ 08053

Thomas R. Petree* (1)             1,549,913         22,142         5.55
18 West King Street
Malvern, PA 19355

Barry R. Sharer (1)               1,549,913         22,142         5.55
2 Greentree Centre
Marlton, NJ 08053

AAH Development, Inc. (1)         3,500,000         50,000        12.53
2 Greentree Centre
Marlton, NJ 08053

*All Directors and Officers
as a Group (3 persons)           10,229,423        146,135        36.64

OFFICERS, AND DIRECTORS

 William E. Chipman, Sr.         See Above

 James C. Wagner                 See Above

 Thomas R. Petree                See Above

(1) The above footnote references shareholders who have tendered proxies for the proposed "Reverse Stock Split" to Exchange Place Capital Partners, LLC.

                             ADDITIONAL INFORMATION
                                  Other Matters


The Board of Directors does not know of any business other than referred to in the Notice which may be considered at the meeting. If any other matters should properly come before the Special Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

                          SYSTEMS ASSURANCE CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William E. Chipman, Sr. and James C. Wagner, and each of them, Proxies with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock of Systems Assurance Corporation held of record by the undersigned on December 31, 1996, at the Special Meeting of Shareholder of Systems Assurance Corporation to be held on January 24, 1997, and at any adjournments thereof, and to vote, as directed on this card and, in their discretion upon such other matters not specified as may come before this meeting.

PROPOSAL 1

One-For-Seventy  Reverse Stock Split

The Board of Directors of the Company adopted and declared the advisability of a resolution to effect a one-for-seventy reverse stock split of the Systems Assurance Corporation Common Stock. That the Company adopt a one for seventy "Reverse Stock Split" of its issued and outstanding common stock, thereby reducing its issued and outstanding shares from 27,918,454 to 398,835.

                    FOR          AGAINST        ABSTAIN

                    [  ]           [  ]           [  ]


You are encouraged to specify your choice by marking the appropriate box, but you need not mark any box if you wish to vote in accordance with the Board of Director's recommendations.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

NOTE: Please sign name(s) as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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Signature                        Date



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Signature                         Date